Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 4, 2022, with respect to the consolidated financial statements of Berry Corporation (bry), incorporated herein by reference.
/s/ KPMG LLP

Dallas, Texas
June 9, 2022